PUT AGREEMENT

     AGREEMENT, dated as of December 11, 1998, between Audio Book Club, Inc., a Florida corporation (the "Company") and Premier Electronic Laboratories, Inc., a Connecticut corporation ("Premier").

     WHEREAS, Premier, the Company and Classic Radio Acquisition Corp., an indirect wholly-owned subsidiary of the Company ("Classic Radio") have entered into an asset purchase agreement (the "Purchase Agreement") on even date herewith providing for the purchase by the Classic Radio of certain assets of Premier (the "Assets");

     WHEREAS, pursuant to the Purchase Agreement the Company shall issue to Premier 125,000 shares (the "Shares") of the Company's common stock, no par value (the "Common Stock"), as partial consideration for the Assets;

     WHEREAS, the Company has agreed to provide Premier with certain "put" rights with respect to the Shares in accordance with the terms hereof;

     NOW, THEREFORE, for good and valuable consideration receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1. Put Rights.

          (a) Premier shall have the right and option (the "Put Option") to sell to the Company such number of Shares (the "Put Shares") as set forth below on a cumulative basis on or after the applicable put date (each a "Put Date") during the Option Period (as hereinafter defined) at a price per share equal to the corresponding put price (each a "Put Price"). The "Option Period" shall commence on the second anniversary of the Closing Date (as such term is defined in the Purchase Agreement) and shall end on the tenth anniversary of the Closing Date, unless and to the extent the Put Option has otherwise been earlier terminated pursuant to the terms of Paragraph 1(b) below.

      Put Shares
   Becoming Exercisable     Put Price      Put Date
   --------------------     ---------      --------

          25,000              $7.00        Two (2) years from the Closing Date

          25,000             $12.00        Three (3) years from the Closing
                                           Date

          25,000             $14.00        Five (5) years from the Closing Date


          50,000             $15.00        Seven (7) years from the Closing Date


          (b) If at any time after the Put Shares shall become publicly tradeable, the daily closing price of the Common Stock on the American Stock Exchange (or such other stock exchange on which the Common Stock is listed) is greater than the Put Price specified in Paragraph 1(a) above for any Put Shares for ten (10) consecutive trading days, the Put Option shall terminate with respect to those Put Shares (whether or not those Put Shares were eligible to be put to the Company).

     2. The Put Option shall be exercisable by notice in writing sent by Premier (a "Put Notice") to Company advising of its election to exercise the Put. Each Put Notice shall set forth the number of Put Shares to be sold to Company. If Premier elects to sell less than all of the Put Shares eligible to be sold, the Put Option shall terminate as to those eligible Put Shares not sold. The closing of the purchase and sale of the Shares being sold by Premier shall take place ten (10) business days after the Company's receipt of the Put Notice (the "Put Closing"). The exercise of the Put Option shall constitute an unconditional and irrevocable commitment by Premier, on the one hand, and the Company, on the other hand, to sell and purchase, all Put Shares being put to the Company by Premier in accordance with the provisions of this Agreement. On the date of the Put Closing, Premier shall deliver to the Company at the Company's offices set forth in Paragraph 3 below, the certificate representing the Shares, free and clear of any lien or encumbrance thereon, accompanied by a stock power duly endorsed in blank and the Company shall deliver to Premier in immediately available funds the aggregate Put Price for such Shares being sold to the Company, together with a stock certificate representing the Shares not sold to the Company.

     3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           if to the Company, to:

                           Audio Book Club, Inc.
                           20 Community Place
                           P.O. Box 2346
                           Morristown, NJ 07962-2346
                           Attn: Michael Herrick
                           Telephone No.: 973-539-1390
                           Facsimile No.: 973-539-0596

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                           with a copy to:

                           Audio Book Club, Inc.
                           2295 Corporate Blvd., N.W.
                           Suite 222
                           P.O. Box 5010
                           Boca Raton, FL 33431
                           Attn: Norton Herrick
                           Telephone No.: 561-241-9880
                           Facsimile No.: 561-241-9887

                           and

                           Frankfurt, Garbus, Klein & Selz, P.C.
                           488 Madison Avenue
                           New York, New York 10022
                           Attention: Gary A. Schonwald, Esq.
                           Telephone No.: (212) 826-5583
                           Facsimile No.: (212) 593-9175

                           if to Seller, to:

                           Premier Electronic Laboratories, Inc.
                           Box 542
                           New Town, CT 06470
                           Attention: Mr. David Goldin
                           Telephone No.: 203-426-2524
                           Facsimile No.: 203-426-2525

                           with a copy to:

                           Peter Lane, PLLC
                           153 Stevens Avenue
                           Mount Vernon, NY 10550
                           Telephone: (914) 699-6052
                           Facsimile: (914) 699-1769

     4.   Counterparts.   This   Agreement  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.


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     5.  Amendment.  This Agreement may only be amended by the parties hereto by execution of an instrument in writing signed on behalf of each of the parties hereto.

     6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any federal and state courts located within Palm Beach County, and courts with appellate jurisdiction therefrom, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Florida for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

                            [SIGNATURE PAGE FOLLOWS]


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     IN WITNESS  WHEREOF,  the Company and Premier have caused this Agreement to be signed by their duly authorized officers all as of the date first written above.


                                        AUDIO BOOK CLUB, INC.


                                        By: /s/ Norton Herrick
                                           ---------------------------------
                                           Name: Norton Herrick
                                           Title: Co-Chief Executive


                                        PREMIER ELECTRONIC LABORATORIES, INC.


                                        By: /s/ J. David Goldin
                                           ---------------------------------
                                           Name: J. David Goldin
                                           Title: President

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